John W. Belash, Esquire
                          110 Wall Street - Suite 15B
                            New York, New York 10005

                                                                   June 14, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Hudson Investors Fund, Inc.
          Securities Act File No. 33-67174
          Investment Company Act File No. 811-7956

Gentlemen:

     I have been requested to render this opinion as counsel for Hudson Investors, Fund, Inc. (the "Fund"), a Maryland corporation, in connection with its Rule 24f-2 Notice for the fiscal year ending December 31, 1998.

     In my opinion, the shares issued were duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Fund.

     I consent to the filing of this opinion as part of the Registration Statement of the Fund.

                                        Very truly yours,

                                        /s/ John W. Belash

                                        John W. Belash, Esq.